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C&S-101
Files. 33-76

                                                              EXHIBIT 3.23

                        (Profit Domestic Corporation)

                         ARTICLES OF INCORPORATION

      This Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

                               ARTICLE I.

      The name of the corporation is Hy-Form Products, Inc.
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                              ARTICLE II.

      The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                              ARTICLE III.

The total authorized capital stock is:

     Preferred shs.(                Par value $           )
(1)                ( -------------             ---------- ) per share
     Common shs.   (  50,000        Par value $ 1.00      )
                     -------------             ----------

                   (Preferred       )
                   (         -------)
and/or shs. of (2) (Common          ) no par value. (See part 3 of instruction
                          ----------
     (3) A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          This first one thousand shares of the Common Stock of the Corporation may only be issued in accord with a plan of issue which meets the requirements of Section 1244 of the Internal Revenue Code.





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                                 ARTICLE IV.

(1) The address of the registered office is: (See part 4 of Instructions)

35588 Veronica Drive            Livonia, Michigan                    48150
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 (No. and Street)                (Town or City)                    (Zip Code)

(2) The mailing address of the registered office is (need not be completed unless different from the above address--See part 4 of Instructions)

                                         Michigan
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 (No. and Street)                (Town or City)                    (Zip Code)

(3) The name of the resident agent at the registered office is:

    Robert B. Light
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                                ARTICLE V.

The name(s) and address(es) of the incorporator(s) are as follows:

Name                               Residence or Business Address
----                               -----------------------------

R. Peter Prokop                  412 Fisher Building, Detroit, Michigan 48202
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                                ARTICLE VI.

      OPTIONAL (Delete Article VI if not applicable.)

      When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.




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                                ARTICLE VII.

(Here insert any desired additional provisions authorized by the Act)

Any action required or permitted by the Business Corporation Act of Michigan to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum numbers of votes that would be necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

I (We), the incorporator(s) sign my (our) name(s) this 5th day of December, 1977

R. PETER PROKOP
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R. Peter Prokop

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                                            (See Instructions on Reverse Side)


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         (Please do not write in spaces below -- for Department use)

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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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  Date Received
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   DEC 12 1977                         FILED
------------------                  DEC 16 1977

------------------              [SIGNATURE ILLEGIBLE]
                                     DIRECTOR
------------------            Michigan Department of Commerce

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C&S-101
(Res. 5-76)

                            INFORMATION AND INSTRUCTIONS
               Articles of Incorporation -- Profit Domestic Corporation

 1. Article I--The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: 'Corporation', 'Company', 'Incorporated', 'Limited', 'Corp.', 'Co.', 'Inc.' or 'Ltd.'

 2. Article II may state, in general terms, the character of the particular business to be carried on. Under section 202(b) of the law, it is a sufficient compliance to state substantially, alone or with specifically enumerated purposes, that the corporation may engage in any activity with the purposes for which corporations may be organized under the Business Corporation Act. The law requires, however, that educational corporations must state their specific purposes.

 3. Article III--The law requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital.

 4. Article IV--A post office box is not permitted to be designated as the address of the registered office in part 1 of Article IV. The mailing address in part 2 of Article IV may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

 5. Article V--The law requires one or more incorporators.
    The addresses should include a street number and name (or other designation), in addition to the name of the city and state.

 6. The duration of the corporation should be stated in the Articles only if the duration is not perpetual.

 7. The Articles must be signed in ink by each incorporator. The names of the incorporators as set out in Article V should correspond with the signatures.

 8. One original copy of the Article is required. A true copy will be prepared by the Corporation and Securities Bureau and returned to the person submitting the Articles for filing.

 9. An effective date, not later than 90 days subsequent to the date of filing, may be stated in the Articles of Incorporation.

10. FEES: Filing Fee.....................................................$10.00
          Franchise Fee--% mill on each dollar of authorized capital stock, with a minimum franchise fee of.........................$95.00
          (Make fee payable to State of Michigan)

11. Mail Articles of Incorporation and fees to:

          Michigan Department of Commerce
          Corporation and Securities Bureau
          Corporation Division
          P.O. Drawer C
          Lansing, Michigan 48904

GOLD SEAL APPEARS ONLY ON ORIGINAL